U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 13, 2002

AVANI INTERNATIONAL GROUP INC.

 (Name of Small Business Issuer in its charter)

 Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

#328-17 Fawcett Road, Coquitlam, B.C. (Canada)    V3K 6V2

 (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number 604-525-2386.

Item 1. Change of Control.

On May 13, 2000, the Company entered into Share Subscription Agreements with Hsiao, Mao-Lin and Lee, Hsien-Ho pursuant to which such parties purchased 1,575,017 and 950,000 shares of common stock of the Company, respectively, at a price per share equal to $0.03. The total consideration received by the Company was $75,750.51. In addition each investor received stock purchase warrants to acquire three shares of common stock of the Company for each share of common stock purchased under the Share Subscription Agreements as stated above. Accordingly, Hsiao, Mao-Lin and Lee, Hsien-Ho received stock purchase warrants to acquire 4,725,051 and 2,850,000 shares of common stock of the Company, respectively. The stock purchase warrants are exercisable at $0.03 per share on or before May 13, 2004, $0.05 per share on or before May 13, 2006, and $0.07 per share on or before May 13, 2007.

In connection with the transactions, the Company paid Chin Yen Ong a finder’s fee equal to 10% of the stock and stock purchase warrants received by the investors as described above. Mr. Ong received 252,502 shares of common stock and stock purchase warrants to acquire 757,506 shares of common stock of the Company. The stock purchase warrants are exercisable at $0.03 per share on or before May 13, 2004, $0.05 per share on or before May 13, 2006, and $0.07 per share on or before May 13, 2007.

The following table reflects the beneficial ownership of common stock of the Company held each party as of the date of the transaction described herein (after giving effect to the transactions):

Name and Address                        Amount and nature                                          Percent

of Beneficial Owner                     Beneficial Ownership(1)                                   of Class

-------               ---------------                -------

Hsaio, Mao-Lin                           6,310,068(2)                                              62.6%

6F, 7, Lane 96,

Chung Shan N. Road,

Sec.2 Taipei

Taiwan, R.O.C.

Lee, Hsien-Ho                             3,800,000(3)                                              46.3%

3 Alley 16

Lane 107, Ho-Ping E Rd.

Sec 2, Taipei

Taiwan, R.O.C.

Chin Yen Ong                             1,155,009(4)                                            18.7%

No.106, Jalan 1

Taman Sri Selayang

68100 Batu Caves

Selangor Darul Ehsan

Malaysia

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(1). “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2). The amount includes common stock purchase warrants held by such party to acquire 4,725,051 shares of common stock of the Company.

(3). The amount includes common stock purchase warrants held by such party to acquire 2,850,000 shares of common stock of the Company.

(4). The amount includes common stock purchase warrants held by such party to acquire 830,006 shares of common stock of the Company.

Item 7. Financial Statements and Exhibits.

(c). Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

September 3, 2002

/s/ Robert Wang

Robert Wang

President and Principal Accounting Officer